UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2010

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana		46235
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-899-1022

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Company announced today that Mr. Samuel M. Sato, Executive Vice President and Chief Merchandising Officer, has assumed the newly-created role of President and Chief Merchandising Officer, effective immediately. In his new role, Mr. Sato will be responsible for the Company's e-commerce business as well as continue to oversee the Company's merchandising and marketing initiatives. Mr. Steven. J. Schneider, the Company's President and Chief Operating Officer, who has been with the Company since 1989, will continue in his current roles, overseeing the Company's store operations, real estate and information systems.

The Company also announced today that it named Mr. Steven Schreibman Vice President and Chief Marketing Officer. Mr. Schreibman will be responsible for leading the Company's branding and marketing initiatives. Mr. Schreibman is a 26-year marketing veteran and comes to Finish Line from Nationwide Insurance, where he most recently served as Vice President, Advertising and Brand Management.

Further information regarding Mr. Sato's new appointment and the naming of Mr. Schreibman are set forth in a press release issued on August 17, 2010, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit number: 99.1

Description:
Press Release issued August 17, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

August 17, 2010	By:	Edward W. Wilhelm

Name: Edward W. Wilhelm
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued August 17, 2010.